UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 9, 2018

KINDER MORGAN, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-35081 (Commission File Number)	80-0682103 (I.R.S. Employer Identification No.)

1001 Louisiana Street, Suite 1000
Houston, Texas 77002
(Address of principal executive offices, including zip code)

713-369-9000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.    Submission of Matters to a Vote of Security Holders.
Kinder Morgan, Inc. (“KMI”) held its 2018 Annual Meeting of Stockholders (the “Annual Meeting”) on May 9, 2018. At the Annual Meeting, a total of 1,996,745,339 shares of KMI’s common stock entitled to vote were present in person or represented by proxy, constituting a quorum for the transaction of business.
At the Annual Meeting, KMI stockholders voted on the following proposals: (1) election of sixteen nominated directors to KMI’s Board of Directors; (2) a proposal to ratify the selection of PricewaterhouseCoopers LLP as KMI’s independent registered public accounting firm for 2018; (3) advisory votes on (a) the approval of the compensation of KMI’s named executive officers, as disclosed in KMI’s proxy statement filed with the Securities and Exchange Commission on March 29, 2018 (the “Proxy Statement”), and (b) the frequency with which KMI will hold an advisory vote on the compensation of KMI’s named executive officers; and (4) three proposals submitted by stockholders, which related to (a) a report on methane emissions, (b) an annual sustainability report and (c) an assessment of the long-term portfolio impacts of scenarios consistent with global climate change policies. Final voting results are presented below.

Proposal One - Election of Directors

KMI stockholders elected sixteen directors, each to serve until KMI’s 2019 annual meeting or, if earlier, the election and qualification of his or her successor.

Nominee	For	Against	Broker Non-Votes
Richard D. Kinder	1,597,614,583	18,168,631	376,873,848
Steven J. Kean	1,595,877,019	19,616,497	376,873,848
Kimberly A. Dang	1,517,521,282	97,419,723	376,873,848
Ted A. Gardner	1,456,323,064	158,560,387	376,873,848
Anthony W. Hall, Jr.	1,592,438,146	22,916,028	376,873,848
Gary L. Hultquist	1,598,074,321	17,306,919	376,873,848
Ronald L. Kuehn, Jr.	1,596,813,038	18,517,094	376,873,848
Deborah A. Macdonald	1,593,601,467	21,801,245	376,873,848
Michael C. Morgan	1,600,746,670	14,357,402	376,873,848
Arthur C. Reichstetter	1,596,342,072	19,013,085	376,873,848
Fayez Sarofim	1,587,408,636	27,944,572	376,873,848
C. Park Shaper	1,600,433,521	14,903,997	376,873,848
William A. Smith	1,597,933,448	17,411,628	376,873,848
Joel V. Staff	1,594,258,550	21,161,399	376,873,848
Robert F. Vagt	1,594,184,234	21,187,411	376,873,848
Perry M. Waughtal	1,595,029,876	20,361,700	376,873,848

Proposal Two - Ratification of Selection of PricewaterhouseCoopers LLP

KMI stockholders ratified the selection of PricewaterhouseCoopers LLP as KMI’s independent registered public accounting firm for 2018.

For	Against	Abstain	Broker Non-Votes
1,960,119,252	31,029,370	5,596,717	—

Proposal Three -Advisory Vote on Executive Compensation

KMI stockholders approved, on an advisory basis, the compensation of KMI’s named executive officers, as disclosed in the Proxy Statement.

For	Against	Abstain	Broker Non-Votes
1,557,555,414	53,736,859	8,579,219	376,873,848

Proposal Four - Advisory Vote on Frequency of Holding an Advisory Vote on Executive Compensation

KMI stockholders voted, on an advisory basis, to hold an advisory vote on the compensation of KMI’s named executive officers every one year.

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
970,882,103	7,814,428	635,290,463	—	376,873,848

KMI will file an amendment to this Current Report on Form 8-K to disclose the KMI Board of Director’s decision as to how frequently KMI will include a shareholder advisory vote on executive compensation in its proxy materials.

Proposal Five - Report on Methane Emissions

KMI stockholders did not approve the stockholder proposal relating to a report on methane emissions.

For	Against	Abstain	Broker Non-Votes
610,968,410	995,398,873	13,504,208	376,873,848

Proposal Six - Annual Sustainability Report

KMI stockholders approved the stockholder proposal relating to an annual sustainability report.

For	Against	Abstain	Broker Non-Votes
969,724,003	636,687,913	13,459,575	376,873,848

The Board of Directors will take the outcome of the vote on this proposal into consideration in determining any action with respect to the subject matter of the proposal.

Proposal Seven - Assessment of the Long-term Portfolio Impacts of Scenarios Consistent with Global Climate Change Policies

KMI stockholders approved the stockholder proposal relating to an assessment of the long-term portfolio impacts of scenarios consistent with global climate change policies.

For	Against	Abstain	Broker Non-Votes
958,932,596	648,262,604	12,676,292	376,873,848

The Board of Directors will take the outcome of the vote on this proposal into consideration in determining any action with respect to the subject matter of the proposal.

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINDER MORGAN, INC.

Dated: May 14, 2018	By:	/s/ David P. Michels
David P. Michels Vice President and Chief Financial Officer

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